UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 29, 2010

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-08568 (Commission file number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 29, 2010, IGI Laboratories, Inc., a Delaware corporation (the “Company”) completed a $1,550,000 private placement with certain investors (collectively, the “Investors”), including investment funds affiliated with Signet Healthcare Partners, G.P. (collectively, the “Signet Entities”) and Jane E. Hager (the “Offering”). Pursuant to the terms of Securities Purchase Agreements entered into with each Investor (the “Purchase Agreement”), the Company issued 1,550 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”).

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Investors, dated March 29, 2010, relating to the registration of the Common Stock of which the Series C Preferred Stock is convertible issued in connection with the Offering (the “Registrable Shares”). The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) covering all of the Registrable Shares within 9 months of the closing of the Offering, subject to certain limitations. Further, the Company has agreed to pay the Investors specified cash payments as partial liquidated damages in the event the Initial Registration Statement is not filed in a timely manner.

The Signet Entities hold all of the outstanding shares of the Company’s Series B-1 Convertible Preferred Stock and are entitled to appoint two designees to the Company’s Board of Directors. Jane E. Hager is a director of the Company and holds shares of the Company’s common stock.

The foregoing description of each of the Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. The press release relating to the Offering, dated March 30, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

The Company issued the securities in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act, and Rule 506 of Regulation D thereunder. The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by each of the Investors, including the representations with respect to each Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each party’s investment intent with respect to the securities purchased.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2010, the Company filed the Certificate of Designation of the Rights and Preferences of Series C Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Board of Directors authorized and approved this filing on March 25, 2010 in connection with the creation, reservation and designation of 1,550 shares of a series of preferred stock entitled “Series C Convertible Preferred Stock.”

Pursuant to the terms of the Certificate of Designation, each share of Series C Preferred Stock is convertible into shares of common stock equal to (i) 1,000 plus any accrued and unpaid dividends, divided by (ii) $0.69 (the closing price of the Company’s common stock on the date of issuance). The Series C Preferred Stock will accrue dividends at an annual rate of 5%. The Series C Preferred Stock shall be entitled to vote on an as-converted basis together as a single class, with the holders of the Common Stock and all other series and classes of stock permitted to vote with Common Stock on all matters submitted to a vote of holders the Common Stock, subject to certain limitations provided for under the Certificate of Designation.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference thereto, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Current Report on Form 8-K:

3.1	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement, by and among IGI Laboratories, Inc. and the purchasers thereto, dated March 29, 2010
10.2	Registration Rights Agreement by and among IGI Laboratories, Inc., the purchasers set forth on Schedule A thereto, dated March 29, 2010
99.1	Press Release dated March 30, 2010

Rule 135c Statement

This Current Report on Form 8-K and the attached exhibits are being filed pursuant to Rule 135c under the Securities Act and do not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: March 30, 2010	By: /s/ Hemanshu Pandya
Name: Hemanshu Pandya
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement, by and among IGI Laboratories, Inc. and the purchasers thereto, dated March 29, 2010
10.2	Registration Rights Agreement by and among IGI Laboratories, Inc., the purchasers set forth on Schedule A thereto, dated March 29, 2010
99.1	Press Release dated March 30, 2010